GUARANTY

made by

BEHRINGER HARVARD REIT I, INC.
as Guarantor,

in favor of

LEHMAN BROTHERS BANK, FSB

Dated as of June 21, 2006

GUARANTY

This GUARANTY (this “Guaranty”), dated as of June 21, 2006, made by BEHRINGER HARVARD REIT I, INC. a Maryland corporation (“Behringer REIT”), having an address at Behringer Harvard Holdings, LLC, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, (Behringer REIT is sometimes herein referred to as the “Guarantor”), in favor of LEHMAN BROTHERS BANK, FSB, a federal stock savings bank, (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 600 Steamboat Road, Greenwich, Connecticut 06830.

R E C I T A L S:

A.   Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) between Behringer Harvard Terrace LP, a Delaware limited partnership (the “Borrower”) and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the maximum principal amount of $131,000,000, subject to the terms and conditions of the Loan Agreement;

B.   As a condition to Lender’s making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

C.   Guarantor hereby acknowledges that it will materially benefit from Lender’s agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.    Definitions. All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement. The following terms shall have the meanings ascribed to them below:

“Cirrus Logic” means Cirrus Logic, Inc. or any successor tenant under the Cirrus Logic Lease.

“Cirrus Logic Lease” means that certain Lease Agreement by and between Desta Five Partnership, Ltd and Cirrus Logic, with an effective date of November 10, 2000, as same may be amended from time to time.

“Cirrus Logic Triggering Event” means the earlier to occur of (A) the date upon which Cirrus Logic gives notice that it shall not renew the Cirrus Logic Lease, (B) the failure of Cirrus Logic to provide notice on or before November 30, 2011 of its intention to extend the Cirrus Logic Lease pursuant to the terms currently set forth in Exhibit H of the Cirrus Logic Lease, and (C) the termination of the Cirrus Logic Lease.

“Designated Lease” means any of the Cirrus Logic Lease, the Vinson & Elkins Lease, the Sigmatel Lease, the Westech Lease or any Lease related to any Tenant Relocation Event.

“Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities, (ii) payment and performance in full of (A) all Capital Expenses and work relating thereto and (B) all Approved Leasing Expenses with respect to Leases hereafter executed and all work relating thereto, (iii) if there shall have occurred any Triggering Event with respect to which a Triggering Event Termination shall not have occurred, payment of the entire unpaid balance of the Debt (whether accrued prior to, on or after such date), provided that Guarantor’s liability under this clause (iii) shall not exceed the Incremental Amount from time to time outstanding; and (iv) from and after the date that any Springing Recourse Event occurs, payment of the entire unpaid balance of the Debt (whether accrued prior to, on or after such date). Guarantor’s obligations under this Guaranty shall be cumulative, and none of the Guaranteed Obligations listed in (i) — (iv) shall be deemed to limit Guarantor’s liability with respect to any of the other Guaranteed Obligations listed in (i) — (iv) or Guarantor’s liability to pay the Guaranty Limit Amount.

“Guaranty Limit Amount” shall mean, as of any date of determination, the sum, as of such date after giving effect to any adjustments thereto made pursuant to the Loan Agreement, of (i) the Rollover Reserve Offset Amount plus (ii) the Capital Reserve Offset Amount. Guarantor and Lender hereby acknowledge and agree that the respective amounts of the Rollover Reserve Offset Amount and/or the Capital Reserve Offset Amount may be adjusted as provided in the Loan Agreement (whether increased and/or decreased, all as more specifically set forth therein) one or more times, from time to time while the Loan is outstanding, and such adjustments will result in corresponding increases and/or decreases in the Guaranty Limit Amount, all in accordance with, and subject to, the applicable terms and provisions set forth in the Loan Agreement.

“Incremental Amount” means the sum of the following amounts for each Triggering Event that shall have occurred for which a Triggering Event Termination shall not have occurred: (i) a Cirrus Logic Triggering Event: $4,917,000, (ii) a Vinson & Elkins Triggering Event, $2,875,000, (iii) a Sigmatel Triggering Event, $625,000, (iv) a Westech Triggering Event, $625,000, and (v) each Tenant Relocation Event, the related Tenant Relocation Incremental Amount.

“Partial Triggering Event Termination” means, with respect to each Tenant Relocation Event, that a replacement tenant acceptable to Lender shall have taken occupancy of substantially all of such replacement tenant’s leased premises, be paying full base rent and be conducting normal business operations in substantially all of such replacement tenant’s leased premises pursuant to a Lease acceptable to Lender having a term of not less than five (5) years.

“Remaining Designated Lease Space” means, with respect to the premises previously subject to a Designated Lease as to which a Tenant Relocation Event has occurred, that portion of such premises with respect to which no Partial Triggering Event Termination has occurred.

“Sigmatel” means Sigmatel, Inc. or any successor tenant under the Sigmatel Lease.

“Sigmatel Lease” means that certain Lease Agreement by and between Desta Two Partnership, Ltd and Sigmatel, with an effective date of August 6, 1999, as same may be amended from time to time.

“Sigmatel Triggering Event” means the earlier to occur of (A) the date upon which Sigmatel gives notice that it shall not renew the Sigmatel Lease, (B) the failure of Sigmatel to provide notice on or before August 28,2006 of its intention to extend the Sigmatel Lease pursuant to the terms currently set forth in Exhibit H of the Sigmatel Lease, and (C) the termination of the Sigmatel Lease.

“Tenant Relocation Event”: a “Tenant Relocation Event” shall occur if (1) Borrower or any Affiliate of Borrower (a) has an ownership interest or right to acquire an ownership interest in any portion of the Terraces Project and has control over the leasing at such portion of the Terraces Project and (b) solicits (i.e., makes the initial contract with), directly or through an agent acting on behalf of Borrower or any Affiliate of Borrower, any then-existing tenant of the Property to enter into a lease of such portion of the Terraces Project and (2) the tenant so solicited leases space at such portion of the Terraces Project contemporaneously with such tenant’s departure from the Property.

“Tenant Relocation Incremental Amount” means, with respect to each Tenant Relocation Event, an amount equal to the product of (i) three (3) times the base annual rent payable by the tenant under the related Designated Lease during the last full year of the term of such Lease and (ii) a fraction, the numerator of which is the square footage of the relevant Remaining Designated Lease Space, and the denominator of which is the square footage of the leased premises covered by such Designated Lease.

“Terraces Project” means the property described on Schedule 1 attached hereto.

“Triggering Event” means a Cirrus Logic Triggering Event, a Vinson & Elkins Triggering Event, a Sigmatel Triggering Event or a Westech Triggering Event or any Tenant Relocation Event.

“Triggering Event Termination” means respect to each Triggering Event, that a tenant acceptable to Lender shall have taken occupancy, be paying full base rent and be conducting normal business operations in the entire premises covered by the related Designated Lease pursuant to a Lease acceptable to Lender having a term of not less than five (5) years.

“Vinson & Elkins” means Vinson & Elkins LLP or any successor tenant under the Vinson & Elkins Lease.

“Vinson & Elkins Lease” means that certain Lease Agreement by and between Desta Two Partnership, Ltd and Vinson & Elkins, with an effective date of September 30, 1999, as same may be amended from time to time.

“Vinson & Elkins Triggering Event” means the earlier to occur of (A) the date upon which Vinson & Elkins gives notice that it shall not renew the Vinson & Elkins Lease, (B) the failure of Vinson & Elkins to provide notice on or before March 31, 2014 of its intention to extend the Vinson & Elkins Lease pursuant to the terms currently set forth in Exhibit H of the Vinson & Elkins Lease, and (C) the termination of the Vinson & Elkins Lease.

“Westech” means Westech Capital Corp.,or any successor tenant under the Westech Lease.

“Westech Lease” means that certain Lease Agreement by and between Desta Two Partnership, Ltd and Westech, with an effective date of September 30, 1999, as same may be amended from time to time.

“Westech Triggering Event” means the earlier to occur of (A) the date upon which Westech gives notice that it shall not renew the Westech Lease, (B) the failure of Westech to provide notice on or before March 31, 2006 of its intention to extend the Westech Lease pursuant to the terms currently set forth in Exhibit H of the Westech Lease, and (C) the termination of the Westech Lease. Guarantor acknowledges that a Westech Triggering Event has occurred and that no Triggering Event Termination has occurred with respect thereto.

2.    Guaranty and Agreement.

(a)          Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment and performance when due of the Guaranteed Obligations. In addition to and without limiting the foregoing, Guarantor hereby agrees to pay to Lender, upon Lender’s demand following the occurrence and during the continuance of an Event of Default, an amount equal to the Guaranty Limit Amount as of the date of payment thereof, such Guaranty Limit Amount to be paid from separate funds of Guarantor and not from post-default cash flow from the Property.

(b)         All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)          Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Security Instrument or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)         Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.    Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)          Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

(b)         Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)          No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty which it has provided to Lender.

(d)         No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s best knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e)          Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f)          Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)         Consideration. Guarantor is the owner, directly or indirectly, of legal and beneficial equity interests in Borrower, and as such will materially benefit from the making of the Loan.

4.    Financial Statements. Guarantor shall deliver to Lender, (a) within 120 days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements, (b) if requested by Lender, within 60 days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter, a statement of income and expense for such fiscal quarter and a calculation of Guarantor’s Net Worth as of the end of such fiscal quarter) certified by Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) 20 days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

5.    Unconditional Character of Obligations of Guarantor.

(a)          The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the existence in the Loan Documents of any so-called non-recourse provision or any other provision therein purporting to limit in whole or in part the recourse available against the Borrower, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)         The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)           any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Guarantor or any other Person;

(ii)          any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)         the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)        the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)         the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)        the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)          Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)         Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)          No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)          Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)         No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

(h)         At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)           Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)           In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)          Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any or all of its remedies pursuant to the Loan Documents and Guarantor expressly agrees that to the extent necessary to satisfy its obligations under Section 2 hereof, it shall be and remain liable for any deficiency remaining after foreclosure of any Security Instrument or security interest securing the Note, notwithstanding provisions of applicable law or the Loan Documents that may prevent the Lender from enforcing such deficiency against the Borrower.

6.    Covenants.

(a)          As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)           “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)          “Net Worth” shall mean, as of a given date, (A) the total assets of Guarantor and its Subsidiaries which would be shown as assets on a consolidated balance sheet of Guarantor and its Subsidiaries as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries, minus (B) the total liabilities of Guarantor and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of Guarantor and its Subsidiaries as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries.

(iii)         “Subsidiary” shall mean, as to any Person, (A) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (B) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

(b)         Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor, except for dividends that Guarantor is required to pay in order to maintain Guarantor’s status as a real estate investment trust, or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, except for fair value.

(c)          Guarantor shall at all times cause Guarantor’s Net Worth to be not less than $250,000,000.

7.    Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

8.    Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor, and shall inure to the benefit of Lender and its successors and assigns.

9.    Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by applicable law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12. WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13. Intentionally Deleted.

14. Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Lehman Brother Bank, FSB, 399 Park Avenue, New York, New York 10022 with a copy to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, attention: William Campbell, Esq.; if to Guarantor: 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attention: Chief Financial Officer, and 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of facsimile, at the time that such facsimile is confirmed by successful confirmation report if so confirmed on a Business Day (or otherwise, on the next Business day); in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

15. Guarantor’s Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16. Interest; Expenses.

(a)          If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)         Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

BEHRINGER HARVARD REIT I, INC.,
a Maryland corporation

By:
Name:
Title:

Schedule 1

TRACT #1 — (Terrace VI Office Building): Lot(s) 2, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #2 — (Terrace III Office Building): Lot(s) 2, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #3 — (Hotel Site): Lot(s) 1, Block “A” THE TERRACE, SECTION FIVE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000361 of the Official Public Records of Travis County, Texas.

TRACT #4 — (Terrace IV Office Building): Lot(s) 1, Block “B” THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

TRACT #5 — (Retail Site): Lot 2, Block “E” of THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas.